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                                                                    EXHIBIT 10.1

                                AMENDMENT 2000-1

                              BECKMAN COULTER, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

           (As Amended and Restated Effective as of September 1,1998)

               WHEREAS, Beckman Coulter, Inc. (the "Company") maintains the Beckman Coulter, Inc. Executive Deferred Compensation Plan (As Amended and Restated Effective as of September 1, 1998) (the "Plan");

               WHEREAS, the Company has the right to amend the Plan, and the Company desires to amend the Plan to reflect recent resolutions adopted by the Board of Directors;

               NOW, THEREFORE, the Plan is hereby amended, effective as of July 1, 2000, as follows:

                                    ARTICLE I
                              TITLE AND DEFINITIONS

               1. The definition of "Cash Deferral Account" in Article I of the Plan is amended by adding the following sentence at the end thereof:

               "In addition, the Cash Deferral Account of each Participant eligible to receive a Sign-On Credit may be credited with an additional amount in accordance with such Participant's election under
          Section 3.2."

               2. The definition of "Premium Units" in Article I of the Plan is amended to read as follows:

               "'Premium Units' shall mean the Stock Units credited to a Participant's Stock Unit Account resulting from the premium associated with the Participant's deferral of a particular percentage of Bonus and/or Sign-On Credit in the form of Stock Units pursuant to Sections 4.2(c)(ii) and/or Section 4.2(g), as the case may be."

               3. The definition of "Retirement" in Article I of the Plan is amended to read as follows:

               "'Retirement' shall mean the Participant's termination of employment on or following the date the participant has completed (1) five or more years of service, and the Participant's whole years of age plus whole years of service total 65 or more, or (2) one or more years of service, and the Participant is age 65 or greater. For a Participant who is


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          eligible to participate in either the Beckman Coulter, Inc. Pension
          Plan or the Retirement Plus program under the 401(k) Plan, "years of service" in the preceding sentence shall mean years of service as calculated for vesting purposes in the applicable plan. For a Participant who is not eligible to participate in either the Beckman Coulter, Inc. Pension Plan or the Retirement Plus program under the 401(k) Plan, years of service shall mean complete years of service with the Company determined according to the Participant's anniversary date maintained by the Company; provided that for a Participant whose employment with the Company began as a result of an acquisition by the Company, service is determined using the acquisition date."

               4. Article I of the Plan is amended by adding the following definition immediately after the definition of "Salary" therein:

               "'Sign-On Credit' shall mean an amount set forth in the Participant's offer of employment letter from the Company to be credited to a newly hired Participant's Account(s) as an incentive to the Participant to become an employee of the Company. The Sign-On Credit shall be offered only to Eligible Employees who are classified by the Company as Vice President/Director or above."

               5. The definition of "Stock Unit Account" in Article I of the Plan is amended by adding the following sentence at the end thereof:

               "In addition, the Stock Unit Account of each Participant eligible to receive a Sign-On Credit may be credited with an additional amount in the form of Stock Units pursuant to the Participant's election under Section 4.2(g)."

                                   ARTICLE III
                               DEFERRAL ELECTIONS

               6. Article III of the Plan is amended by adding the following
Section 3.2 at the end thereof:

               "3.2 Sign-On Credit Elections. An Eligible Employee whose employment with the Company commences on or after July 1, 2000 and who is notified in an offer of employment letter of his or her eligibility to receive a Sign-On Credit under the Plan, shall make a single election with respect to the time and form of payment of his or her Sign-On Credit to be distributed to him or her as set forth in Section
          6.1 below. In addition, such election shall specify whether the Eligible Employee's Sign-On Credit is to be deferred in 1% increments in the form of (i) cash, in accordance with Section 4.1 and/or (ii) Stock Units, in accordance with Section 4.2(g). Any election made under this Section 3.2 shall be made according to the rules prescribed by the Committee and shall be irrevocable. Such an Eligible Employee shall become a Participant as of the date the Sign-On Credit is credited under the Plan."


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                                   ARTICLE IV
                                    ACCOUNTS

               7. Section 4.1 of the Plan is amended by adding the following paragraph (d) at the end thereof:

               "(d) Crediting of Sign-On Credit to Cash Deferral Account. On or as soon as administratively practical following the last day of the initial pay period in which a Participant's employment with the Company commences (or, if later, the date or dates set forth in the Participant's offer of employment letter), the Committee shall credit the Participant's Cash Deferral Account with an amount equal to the portion of the Sign-On Credit (if any) that the Participant has elected to be deferred under his or her Cash Deferral Account pursuant to Section 3.2."

               8. Section 4.2(e) of the Plan is amended by adding the following to the end of the section:

               "Quarterly contributions shall cease effective with the quarter commencing January 1, 2001. Effective for the contributions made on account of Plan Years commencing January 1, 2001 and thereafter, the contributions under this sub-paragraph (e) shall be credited on an annual basis corresponding to the timing of the contributions under the Retirement Plus provisions of the 401(k) Plan."

               9. Section 4.2 of the Plan is amended by adding the following paragraph (g) at the end thereof:

               "(g) Crediting of Sign-On Credit to Stock Unit Account. On or as soon as administratively practical following the last day of the initial pay period in which a Participant's employment with the Company commences (or, if later, the date or dates set forth in the Participant's offer of employment letter), a Participant's Stock Unit Account shall be credited with a number of Units equal to the sum of
          (i) and (ii), where (i) is the number of Stock Units which is equal to the applicable portion of the Participant's Sign-On Credit divided by the Fair Market Value of a share of Common Stock as of the last day of such pay period, and (ii) is the number of Premium Units which is equal to the product of the number of Stock Units determined in (i) above, multiplied by the applicable percentage (not to exceed thirty percent) determined in accordance with the table set forth in the Participant's offer letter with respect to the percentage of Sign-On Credit that the Participant has elected to defer in the form of Stock Units."

               10. Section 6.1(a) of the Plan is amended by inserting the phrase "and/or Section 3.2, as the case may be" immediately after the phrase "Section 3.1" therein.


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               IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment to the Plan this 19th day of October, 2000.

                                       BECKMAN COULTER, INC.


                                       By /s/ Fidencio M. Mares
                                          --------------------------------------
                                              Fidencio M. Mares
                                              Vice President-Human Resources and
                                              Corporate Communications


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